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                                                                   Exhibit 10.18

            THIS AGREEMENT AND DEED OF LEASE, made as of the 1st day of January, 1965, by and between THE CRAB ORCHARD COAL AND LAND COMPANY, a corporation organized and existing under the laws of the State of West Virginia, party of the first part, hereinafter sometimes called "Lessor," and WINDING GULF COALS, INC., a corporation likewise organized and existing under the laws of the State of West Virginia, party of the second part, hereinafter sometimes called "Lessee,"

                              W I T N E S S E T H :

            That for and in consideration of the sum of One Dollar ($1.00), cash in hand paid to the Lessor by the Lessee, the receipt of which is hereby acknowledged, and in further consideration of the rentals and royalties hereinafter reserved by Lessor and to be paid by Lessee and of the faithful performance by the Lessee of the terms, conditions, covenants and stipulations hereinafter set forth to be performed and observed by Lessee, Lessor for the term hereinafter set forth and upon the terms, conditions, covenants and stipulations hereinafter contained does hereby DEMISE, LEASE and LET unto Lessee for the purposes hereinafter set forth all of the coal in all of the seams containing merchantable coal and particularly, but not by way of limitation, the coal contained in what is known as the "Sewell," "Beckley" and "Pocahontas No. 3" veins or seams of coal in, on and under the tracts or parcels of land situate in Raleigh County, West Virginia, and more particularly described as follows:

            All those certain tracts or parcels of land aggregating approximately 8,400 acres of coal land and approximately 3,600 acres of surface, as shown upon maps or prints attached hereto, as follows:

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            (1) A map or print marked, "Eastern Gas and Fuel Associates -
            Eccles, W. Va., No. 6 Sewell Seam - Scale l" = 1000' - P. - 6 - 32A" (Revised), the exterior boundary lines of which are outlined with green thereon; the "Brown Lines" pertaining to the Sewell Seam, hereinafter referred to, are shown in brown, and the "Corridor" pertaining to the Sewell Seam, hereinafter referred to, in solid yellow.

            (2) A map or print marked, "Eastern Gas and Fuel Associates - Eccles, W. Va., No. 5 Beckley Seam - Scale 1" = 1000' - P - 6 - 32B" (Revised), the exterior boundary lines of which are outlined with green thereon; the "Brown Lines" pertaining to the Beckley Seam, hereinafter referred to, are shown in brown, and the "Corridor" pertaining to the Beckley Seam, hereinafter referred to, in solid yellow.

            (3) The Pocahontas No. 3 seam and other seams may underlie the entire property. Therefore, the exterior boundary lines shown in green upon the map referred to in (2) above, marked P - 6 - 32B, adequately defines and describes said Pocahontas No. 3 seam and other seams herein demised.

            Lessor also leases and lets to Lessee all of the rights and privileges now vested in Lessor for mining said coal and for occupying the surface of the above mentioned Leased Premises for all purposes whatsoever in connection with mining, transporting, shipping, removing and marketing the said coal from said Leased Premises, and the coal from adjacent, coterminous and neighboring lands which Lessee may now have or may hereafter acquire by purchase or lease, together with the improvements, shafts and other property now or hereafter located on the Leased Premises and all of the rights of Lessor to use the stone, sand, gravel, water and other materials, except timber, therein and thereon for its mining purposes; and, to the extent Lessor has the right so to grant, the right to take and remove said coal without liability for damages to the overlying surface, water or water courses therein or thereon or to anything therein or thereon by reason of such mining operations.

            It is recognized between the parties hereto that certain rights of way and easements for pipelines, telephone and telegraph lines, electric transmission lines, railroads,

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roads and similar rights as well as conveyances of surface, tenements, oil and gas rights, etc. have heretofore been granted to other parties and this Agreement and Deed of Lease is made and entered into subject in all respects thereto. In addition thereto, this Agreement and Deed of Lease is also made subject to all out-conveyances, leases, grants and other instruments which may affect said Leased Premises which are of record in said County Clerk's office or of which Lessee has knowledge including, but not by way of limitation, conveyances, contracts to convey and agreements for the sale of surface lots and tenements.

            This Agreement and Deed of Lease is further made upon and subject to the following terms, conditions, stipulations and agreements which the Lessee covenants to and with Lessor faithfully to perform and observe:

            ARTICLE ONE: Lessee agrees to pay to the Lessor for the rights and privileges herein demised the sum of Fifteen Cents (15(cent)) per net ton of 2,000 pounds for all coal mined from the Sewell and Beckley seams on said premises; the further sum of Fifteen Cents (15(cent)) per net ton of 2,000 pounds for all coal mined from the Pocahontas No. 3 seam and other seams (except the Sewell and Beckley seams) herein demised during the period from January 1, 1965 until December 31, 1974; the sum of Sixteen Cents (16(cent)) per net ton of 2,000 pounds of coal mined from said Pocahontas No. 3 and other seams (except the Sewell and Beckley seams) during the period from January 1, 1975 until December 31, 1984; and the sum of Seventeen Cents (17(cent)) per net ton of 2,000 pounds of coal mined from said Pocahontas No. 3 and other seams (except the Sewell and Beckley seams) for the period from January 1, 1985 until the termination of this lease and all extensions and renewals thereof. Said tonnage royalty for coal actually mined shall be paid quarterly, that is to say: For the quarter extending from January 1 to

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March 31st, on April 25th next following; for the quarter extending from April
1st to June 30th, on July 25th next following; for the quarter extending from July 1st to September 30th, on October 25th next following; and for the quarter extending from October 1st to December 31st, on January 25th next following.

            It is understood that either through the process now employed in the cleaning of the coal mined from the Demised Premises or by other cleaning plant or plants erected thereon, there has already accumulated and will be produced in the future certain slate, refuse and like by-products of mining and that some commercial salvage or use may be made or obtained from said accumulations, present and future, and such products sold or otherwise disposed of. Accordingly, it is agreed that the Lessee shall pay to Lessor at the rate of Fifteen Cents (15(cent)) per net ton for all such products so sold.

            ARTICLE TWO: Lessee further covenants and agrees to pay to Lessor as a minimum rental or royalty on account of coal mined hereunder the following sums:

            (1) For the year extending from January l, 1965 to December 31, 1965, the sum of Seventy-Five Thousand Dollars ($75,000.00), which shall be paid in full on the 2nd day of January, 1965. The Lessee shall be entitled to credit against the amount so paid the tonnage royalty at the rate of Fifteen Cents (15(cent)) per net ton upon coal mined from the Sewell and Beckley seams on the demised premises only, during the year 1965, up to but not exceeding 500,000 net tons mined in said year; provided, however, that no such credit shall be allowed
(a) for coal mined outside what is known as the "Brown Lines," the locations of which are familiar to the parties hereto; (b) coal mined from the so-called corridors in said Beckley and Sewell

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seams, with which the parties hereto are also familiar; or (c) any other credit or recoupment therefrom.

            (2) For the year beginning January 1, 1966, and for each year thereafter, the sum of Twenty-Five Thousand Dollars ($25,000.00) per year until all of the merchantable and mineable coal shall have been mined and removed from the Sewell and Beckley seams on said Demised Premises or until the total amount paid shall equal or exceed the number of net tons of merchantable and mineable coal in said seams multiplied by Fifteen Cents (15(cent)), as hereinafter provided.

            (3) For the period from January 1, 1966 to December 31, 1970, the sum of Twenty-Five Thousand Dollars ($25,000.00) per year for all coal mined or to be mined from the Pocahontas No. 3 seam or any other seam or seams than the Sewell and Beckley; for the period from January 1, 1971 to December 31, 1975, the sum of Thirty Thousand Dollars ($30,000.00) per year; and for the period from January 1, 1976, the sum of Thirty-Five Thousand Dollars ($35,000.00) per year until all the merchantable and mineable coal in said Pocahontas No. 3 seam and seams other than the Sewell and Beckley, have been mined and removed or paid for as hereinafter provided.

            (4) When the said sum of Twenty-Five Thousand Dollars ($25,000.00) minimum rental mentioned in subparagraph (2) above shall cease to be paid, as hereinafter provided, as minimum rental or royalty for coal mined from the Beckley and Sewell seams, then the respective amounts of minimum rental or royalty above provided to be paid on account of the coal mined from the Pocahontas No. 3 and other seams in subparagraph (3) above shall be increased by the said sum of Twenty-Five Thousand Dollars ($25,000.00), that is to say, the minimum on all coal hereby leased, let and demised shall not be less than the sum of Fifty

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Thousand Dollars ($50,000.00) for the period from January 1, 1966 to December
31, 1970; the sum of Fifty-Five Thousand Dollars ($55,000.00) for the period from January 1, 1971 to December 31, 1975; and the sum of Sixty Thousand Dollars ($60,000.00) for each and every year thereafter, subject to discontinuance and recoupment as hereinafter provided.

            All said minimum rental or royalty shall be paid in quarterly installments on the 25th day of the month following the end of each quarter or three month's period in the same manner as hereinbefore provided for the payment of tonnage royalty, whether or not the tonnage royalty on coal mined or dug during the preceding three month's period equals said installment.

            In the event the tonnage royalty for any year during the term of this lease is less than the minimum rental or royalty actually paid for such year, Lessee shall have the right during any succeeding year or years of the term hereof to mine and remove sufficient coal over and above the minimum rental or royalty requirement for such succeeding year or years, without payment of tonnage royalty, to make up the deficiency of said year but no excess of tonnage royalty over and above the minimum rental or royalty from time to time paid shall be credited upon or against any subsequent deficiency, however or whenever occurring.

            Whenever in the opinion of the engineer of the Lessee and the engineer of Lessor, or other proper officer of either of them, the quantity of coal remaining to be recovered here-under in the Beckley and Sewell seams at the applicable rate of tonnage royalty, would produce an amount of royalties equal to the aggregate amount of such payments as may have been made by Lessee to make up deficiencies in minimum rental or royalty for the respective years, and for which Lessee has not reimbursed itself by mining free from royalty as hereinbefore provided in this Article, then, in that case, Lessee shall not be required to make any further payments of minimum rental or royalty in respect of said Sewell and Beckley seams and shall have the

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privilege of mining free of tonnage royalty from said Sewell and Beckley seams, a quantity of coal sufficient at the rate of tonnage royalty to reimburse itself for said aggregate amount of said minimum rental or royalty deficiency payments. After Lessee ceases to pay said amount of minimum rental in respect of said Sewell and Beckley seams the same shall be used to increase the amounts of minimum rental or royalty applicable to the Pocahontas No. 3 seam and other seams, as hereinbefore provided.

            Whenever in the opinion of the engineer of Lessor and the engineer of the Lessee, or other proper officer of either of them, the quantity of coal remaining to be recovered hereunder in the pocahontas No. 3 seam and in seams other than the Sewell and Beckley seams, shall be such as at the rate of tonnage royalty hereinbefore provided in respect of said Pocahontas No. 3 seam and said other seams, will produce an amount of royalties equal to the aggregate amount of such payments as may have been made by Lessee to make up deficiencies in minimum rental royalty for the respective years, and for which Lessee has not reimbursed itself by mining free from royalty as hereinbefore provided in this Article, then, and in that case, Lessee shall not be required to make any further payments on account of minimum rental or royalty and shall have the privilege of mining free of royalty a quantity of coal sufficient, at the rate of tonnage royalties applicable at the time the deficiencies were incurred, as hereinbefore provided in respect to the Pocahontas No. 3 and said other seams, to reimburse itself for said aggregate amount of said minimum rental or royalty deficiency payments.

            Lessee shall, on or before the 25th day of each April, July, October and January furnish to Lessor a report showing the quantity of coal mined hereunder during the three preceding calendar months, using the weights furnished by the company over whose railway the coal is shipped for all coal so mined and shipped by rail; provided, however, that if any coal

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mined hereunder is, before or upon loading the same into railroad cars, mixed or commingled with other coal mined by Lessee from adjoining or adjacent premises, then the quantity thereof shall be ascertained either (a) through railroad weights [by prorating such railroad weights in proportion to the weights of the mine cars loaded from the Leased Premises and from said other premises], or (b) by mine weights which shall be, at all reasonable times, subject to check by Lessor, or its authorized representative, or (c) by some other manner satisfactory to such person as may, by written notice given by Lessor to Lessee, be designated as the authorized representative of Lessor for the purposes of this and certain other paragraphs hereof, such person being herein for convenience referred to as the engineer of Lessor. A separate record shall be kept of the coal mined from each of the seams on the Demised Premises.

            In the event the coal mined hereunder shall be mixed or mingled with other coal, it is recognized between the parties hereto that the coal from the Leased Premises and such other coal may be dissimilar in character and quality and that when processed for market the impurities or refuse so removed from said coal may vary; and, in such case, it is understood and agreed that an equitable method of ascertaining the reduction in tonnage due to the removal of impurities or refuse shall then be determined and agreed upon.

            ARTICLE THREE: Lessee shall keep and preserve, for a period of six
(6) years from and after the mining in fact, books of account of the mining, using and shipping of coal mined hereunder, and records of all analyses made by it of coal mined hereunder, and said books and records shall be open at all reasonable times for inspection by Lessor, its agents or attorneys, or other persons in its behalf, for the purpose of comparing and verifying the reports rendered by

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Lessee under ARTICLE TWO hereof, or any other provision of this Agreement and
Deed of Lease.

            If Lessor shall not, within two (2) years next after receiving from Lessee any quarterly statement of rent and royalty rendered under the terms of ARTICLE ONE and ARTICLE TWO hereof, and the payment to be made in accordance therewith, question the accuracy of such statement and payment, such statement and payment shall be regarded as final and conclusive upon Lessor and Lessee and the same may not thereafter be disputed or questioned by either Lessor or Lessee.

            ARTICLE FOUR: If Lessee shall locate any additional mine openings, shafts, buildings, railway sidings, highways or other improvements for use in its operations on the Leased Premises, they shall be located in accordance with plans approved by the engineer of Lessor, which approval shall not be unreasonably withheld, it being understood and agreed that said additional improvements, subject to certain exceptions hereinafter contained, shall be located on the Leased Premises so that the same will become a part thereof if this Agreement and Deed of Lease should become forfeited, cancelled or terminated for any reason.

            ARTICLE FIVE: Any dumps for disposal of refuse or waste material of whatever nature which are to be located on the Leased Premises shall be located with the approval of the engineer of Lessor, and shall comply with any rules and regulations that reasonably may be prescribed by said engineer in respect to the disposal of such refuse and waste material.

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            ARTICLE SIX: Lessee covenants and agrees that it will conduct and prosecute its mining operations on said property in an approved and skillful manner so as to mine and produce from the Leased Premises all of the merchantable and mineable coal that can be mined and produced at a profit by approved and modern methods, machinery and appliances and that it will not mine out such portions of the coal in the Leased Premises as will jeopardize or make more difficult the mining and removal of the remaining portions thereof; provided, however, that as to the mining in the Beckley and Sewell seams only, the size, kind and type of mining equipment is to be exclusively determined by Lessee.

            It is understood that some time may elapse before the Lessee in the course of orderly mining shall desire to open and develop mining operations in the Pocahontas No. 3 seam in said premises. It is, therefore, agreed that the Lessee may defer the opening, development and mining of said Pocahontas No. 3 seam for such period as it may desire, not exceeding eighteen (18) years from the date of this Agreement and Deed of Lease. When, however, operations are started in said Pocahontas No. 3 seam, Lessee agrees to prosecute the same diligently and to conduct its mining operations in an approved and skillful manner as hereinabove provided.

            Whenever the Lessee shall pay the aggregate amounts of minimum rental or royalties equal to the estimated amount of merchantable and mineable coal in the Leased Premises at the applicable tonnage royalty rates aforesaid and shall, therefore, have ceased to pay any further minimum rents or royalties to Lessor, Lessee covenants and agrees to pay a rental for the use of Lessor's property, the sum of Fifteen Thousand Dollars ($15,000.00) per year until this lease shall have been terminated or surrendered.

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

            ARTICLE SIX-A: The original term of this lease shall be for a period of thirty-one (31) years, extending from January 1, 1965 to December 31, 1995. It is agreed, however, that if the Lessee shall have kept and performed all of the terms and conditions hereof it shall have the privilege and option of renewing this Lease for an additional period of thirty (30) years from and after January 1, 1996 and in like manner and under the same conditions, the Lessee shall have the option and privilege of further renewing this Lease for a third term of fourteen (14) years after the expiration of said second thirty (30) year period; provided, however, that in each instance the Lessee shall give to the Lessor at least one (1) year's written notice before expiration of the then current term of its election to extend said lease for each additional period.

            ARTICLE SEVEN: Lessee shall not at any time, except with the written consent of Lessor, drive any draft, tunnel, slope, shaft, room, entry or air course within sixty (60) feet of any of the outside boundaries of the Leased Premises, or lands now or hereafter acquired, except along the common boundary line between the Leased Premises and other adjoining and coterminous coal property now owned or hereafter acquired by Lessee by purchase, lease or otherwise.

            Lessor does hereby waive the prohibition against mining coal within five (5) feet of the boundary lines of the adjoining coal properties which Lessee may now own or hereafter acquire by purchase, lease or otherwise.

            ARTICLE EIGHT: Lessee shall conduct its mining operations in the Leased Premises in such manner as to absolve the Lessor from liability due to air pollution, pollution or discoloration of streams fed by waters from the Demised Premises, or because of interference

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with the beds of such streams or their natural flow and in accordance with the laws and regulations of the State of West Virginia and of the United States of America and as its operations are permitted under the mining rights, liberties and privileges owned by Lessor and hereby leased and let. Lessee shall indemnify and save harmless Lessor from all claims, demands, damages, suits, judgments, awards, costs and expenses whatsoever suffered or incurred by Lessor (other than any so suffered or incurred through any defects in Lessor's titles), and due to, caused by, or arising in any manner out of, the possession, use and occupancy by Lessee of the premises or property of Lessor.

            ARTICLE NINE: The Lessee shall work and mine the coal in accordance with general and detailed plans of mining and description thereof, both inclusive, which shall be pre-pared by the Lessee and submitted to the Engineer of the Lessor who shall act upon the same with reasonable diligence. Said plan shall not be put in operation unless and until the same has been approved in writing by said Engineer, who shall not unreasonably refuse to approve it. No change in, or modification of, or departure from any plan so approved, shall be made in the development or operation of the mine except as requested by the Lessee and approved in writing by said Engineer, or as requested by said Engineer and approved in writing by the Lessee, any such request from either the Lessee or said Engineer to be accompanied by plans illustrating such change, modification or departure.

            ARTICLE TEN: Lessee shall employ an experienced and competent Engineer whose duty it shall be to make surveys, determine elevations, prepare the plans and maps provided for in ARTICLES FOUR, FIVE and NINE hereof, give directions and courses for all

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entries, airways, rooms and other mine workings, and prepare and keep up, on a scale of one hundred (100) feet to one (1) inch, a map of the vein or seam of coal being mined by Lessee, which map shall be posted every three (3) months, and shall show accurately and completely, on true meridian, the boundaries of the Leased Premises, the height and thickness of said coal, the location of all railway tracks, streams, roads, buildings and other improvements within the boundaries of said lands, and all mine workings within the boundaries of said lands, together with elevations on tide-water datum in the mine workings and on the surface, and any additional information that can be practicably obtained, and that may be necessary to the safe and proper conduct of the operations hereunder, or that may reasonably be required by the Engineer of Lessor. Two (2) copies of said map shall be sent to said Engineer, which map shall be supplemented on or before the 25th day of January, April, July and October of each year by Lessee furnishing to said Engineer the postings (two (2) copies), mapped for the three (3) months ending on the last day of the calendar month immediately preceding; and Lessor, its agents, engineers, or other persons in its behalf, shall at all reasonable times have access to the maps, plans and tracings of Lessee prepared in connection with operations of Lessee hereunder, and may take therefrom copies of such portions as may be desired.

            The Engineer of Lessee shall furnish to the Engineer of Lessor on or before the 25th day of January of each year an annual statement showing the acreage of coal mined for the twelve (12) month's period ending on the last day of the calendar month immediately preceding.

            If Lessee shall fail to furnish the said map or maps for thirty (30) days after written demand therefor shall have been made by the Engineer of Lessor, Lessor may at its option employ a competent Engineer to make surveys and prepare such map or maps, and Lessee shall pay to Lessor the full amount of the expense so incurred, such amount to be recovered, on

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default of prompt payment, in the manner provided for the collection of rents and royalties hereinafter mentioned.

            ARTICLE ELEVEN: During the term of this Agreement and Deed of Lease, and during any extension or extensions thereof, Lessee shall pay all taxes and assessments (exclusive of Income or Excess Profits taxes of Lessor, or any taxes payable by Lessor upon royalties under the provisions of any present or future tax law of the State of West Virginia or of the United States of America) that may be levied or assessed against Lessor or Lessee on account of ownership of the Leased Premises, or the improvements thereon, or the coal mined therefrom, or the severance, processing, transportation or sale of said coal, or the products manufactured from said coal and if any such taxes and assessments are paid by Lessor, Lessee shall repay to Lessor the amount thereof, such amount to be recovered, in default of prompt payment, in the manner provided in ARTICLE FOURTEEN hereof. Should Lessee consider excessive any taxes or assessments for which it is liable under this Agreement and Deed of Lease, Lessor shall upon request from Lessee, protest or appeal such excessive taxes or assessments at the expense of Lessee.

            ARTICLE TWELVE: Lessor, its agents, engineers, or other persons in its behalf, shall at all reasonable times have the right and privilege of entering the works and mines of Lessee in, upon or beneath the surface of the Leased Premises, in order to inspect, examine, survey or measure the same or any part thereof and for such purposes to use freely the means of access to the said works and mines without hindrance or molestation. It is understood and agreed that said agents, engineers, or other persons in behalf of Lessor, when in and on the

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Leased Premises for any purpose, shall not be regarded under the law, or otherwise, as employees of Lessee.

            ARTICLE THIRTEEN: Lessee shall not mortgage or assign, convey, lease, underlet, sublet, or set over any of its estate, interest, or rights hereunder, or any part thereof, to any person or persons whomsoever, or any corporation whatsoever, without the license and consent of Lessor in writing for that purpose being first had and obtained, which consent shall not be unreasonably withheld.

            Any transfer by operation or process of law, whether in a proceeding at law, or in equity, or in bankruptcy, or insolvency shall be deemed an assignment within the meaning of this provision and a violation of this covenant. But this covenant shall not be deemed to apply to or prevent the leasing by Lessee of any house or building of part thereof to others for business or residential purposes in connection with said mining operations.

            If Lessee shall make an assignment for the benefit of its creditors, or voluntarily go into bankruptcy, or file an application under Chapter X of the Bankruptcy Act or an answer admitting the allegations of an application filed by others thereunder, or shall voluntarily go into or suffer or permit a receivership of its property, then Lessor may, at its option, forthwith forfeit and declare null and void this Agreement and Deed of Lease.

            ARTICLE FOURTEEN: It is further agreed and understood that all rentals and royalties herein provided to be paid by Lessee shall be deemed and considered as rent reserved upon contract by Lessor, and all remedies now or hereafter given by the laws of West Virginia to landlords for the collection of rents shall exist in favor of Lessor for the collection of all such

                                      -15-
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rentals and royalties to be paid under this Agreement and Deed of Lease, and a lien is hereby expressly reserved, given, granted and imposed upon the leasehold estate hereby created, to secure the payment of all said rents and royalties when and as they occur until the same are paid; and it is further agreed and understood that if any of the rents or royalties remain unpaid for thirty (30) days after the same shall become due and payable as herein provided, Lessor shall have the right to enforce the payment thereof by the remedies given to landlords by law and by the remedies herein given.

            And Lessor shall have the further right, at its option, if said rentals and royalties shall not be paid within said period of thirty (30) days after the same become due and payable, respectively, upon at least thirty (30) days' written notice to Lessee of such default, and, if such default be not remedied by Lessee within thirty (30) days from receipt of such notice, then and in such event, unless Lessee shall have within such thirty (30) days' period resorted to arbitration, Lessor may declare this Agreement and Deed of Lease to be thenceforth null and void, and this Agreement and Deed of Lease shall thereupon, with all the rights and privileges of Lessee hereunder, cease and determine, and thereupon Lessor shall have the right by its officers, or agents, to enter upon the Leased Premises without further notice and take possession of the same, and the right of possession of Lessor shall thereupon be complete to every intent and purpose as if this Agreement and Deed of Lease had not been made. But the exercise of this right to end and terminate this Agreement and Deed of Lease shall not be held to release or impair any accrued obligation of Lessee under this Agreement and Deed of Lease.

            The neglect of Lessor at any time to avail itself of rights or remedies hereunder shall not be construed as a waiver of its rights and privileges to avail itself of each and every of such rights and remedies whenever and so often as any new ground therefor may arise.

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            The remedies given in this Article are merely cumulative and shall not deprive Lessor of any of its legal or equitable remedies.

            ARTICLE FIFTEEN: All of the preceding terms, conditions, covenants, stipulations and agreements to be performed and observed by Lessee, and the covenants of Lessee to perform and observe the same, shall inure to the benefit of Lessor, and Lessor may, by proper action at law or suit in equity, or other proper proceedings specifically enforce any and all of said terms, conditions, covenants, stipulations and agreements and the covenants of Lessee to perform and observe the same. In case Lessee shall fail in the performance or observance of any of the said terms, conditions, covenants, stipulations and agreements, or shall use the Leased Premises contrary to the provisions and limitations hereof, and any such failure shall continue for a period of thirty (30) days after Lessor shall have given to Lessee written notice of such default, then Lessor may, at its option, forfeit this Agreement and Deed of Lease under the terms of this Article, then and in such event, unless Lessee shall have within such thirty (30) days' period resorted to arbitration, the term and leasehold interest hereby created and all of the rights and privileges of Lessee hereunder shall forthwith cease and determine, and Lessor shall be entitled to re-enter the Leased Premises and to exclude Lessee therefrom and to hold said lands as of its former estate; and a waiver by Lessor of

            The neglect of Lessor at any time to avail itself of rights or remedies hereunder shall not be construed as a waiver of its rights and privileges to avail itself of each and every of such rights and remedies whenever and so often as any new ground therefor may arise.

            The remedies given in this Article are mealy cumulative and shall not deprive Lessor of any of its legal or equitable remedies.

            ARTICLE FIFTEEN: All of the preceding terms, conditions, covenants, stipulations and agreements to be performed and observed by Lessee, and the covenants of Lessee to perform and observe the same, shall inure to the benefit of Lessor, and Lessor may, by proper action at law or suit in equity, or other proper proceedings specifically enforce any and all of said terms, conditions, covenants, stipulations and agreements and the covenants of Lessee to perform and observe the same. In case Lessee shall fail in the performance or observance of any of the said terms, conditions, covenants, stipulations and agreements, or shall use the Leased Premises contrary to the provisions and limitations hereof, and any such failure shall continue for a period of sixty.(60) days after Lessor shall have given to Lessee written notice of such default, then Lessor may, at its option, forfeit this Agreement and Deed of Lease under the terms of this Article, then and in such event, unless Lessee shall have within such sixty (60) days' period resorted to arbitration, the term and leasehold interest hereby created and all of the rights and privileges of Lessee hereunder shall forthwith cease and determine, and Lessor shall be entitled to re-enter the Leased Premises and to exclude Lessee therefrom and to hold said lands as of its former estate; and a waiver by Lessor of any particular cause of forfeiture shall not prevent the forfeiture and cancellation of this Agreement and Deed of Lease for any other cause of forfeiture or for the same cause occurring at any other time. It is understood and agreed between the parties hereto that if it should be impossible or impractical for Lessee to correct any such default by actual compliance, then Lessee shall be entitled to pay to the Lessor money damages to correct such default. If the parties cannot agree upon said money damages, then the matter may be arbitrated under ARTICLE NINETEEN hereof.

            The remedies given in this Article are merely cumulative and shall not deprive Lessor of any of its other legal or equitable remedies.

            ARTICLE SIXTEEN: During the term of this Agreement and Deed of Lease, or any extension of term as hereinabove provided, Lessee agrees to keep all fixed items now on said Leased Premises or hereafter placed by it on said Leased Premises in good operating condition and repair and which said fixed items shall include all shafts, tipples, buildings, structures, tracks, fans, main pumps, pipelines, feeder and trolley lines and other fixed items which are necessary to maintain and operate said mines.

            Upon the expiration or sooner termination of this Agreement and Deed of Lease, Lessee will turn over and deliver or cause to be turned over and delivered to Lessor all such fixed items or their equivalent in good operating condition and repair, which said fixed items shall be and become the property of the Lessor, free and clear of all claims of any person, firm or corporation.

            In the event all of the merchantable and mineable coal in the Leased Premises shall have been mined and removed or upon the date of the termination of this Agreement and Deed of Lease, or any extension thereof, then Lessee shall be entitled to take and remove within six (6) months from the date thereof all movable machinery, equipment and supplies used by it in connection with the mining of coal from the Leased Premises.

            In the event all of the merchantable and mineable coal in the Leased Premises shall not have been mined and removed at the termination of this Agreement and Deed of Lease or any extension thereof, then Lessee shall be entitled to take and remove within six (6) months from the date of such termination all store merchandise, store supplies, store equipment, expendable mine supplies, all loading equipment such as coal loading machines, rock loading machines and continuous mining machines, all haulage equipment such as shuttle cars, caterpillar equipment trucks, locomotives and mine cars, all drilling equipment such as rock drills, coal drills and impact wrenches, all conveyors, such as belt conveyors, chain conveyors, elevators, shaker conveyors inside the mines, and mine car hoists, except two main line motors, four gathering motors and eighty mine cars (that is to say, one main line motor, two gathering motors and forty mine cars for the mine in the Sewell seam of coal and one main line motor, two gathering motors and forty mine cars for the mining of the Beckley seam of coal), all in good operating condition. Each and every provision of this paragraph shall in like manner apply to all such equipment, facilities and appliances used or useful in the mining of the Pocahontas No. 3 seam.

            In the event this Agreement and Deed of Lease should become terminated by default on the part of Lessee in the payment of rentals or royalties or in the performance of the covenants and conditions herein required to be kept and performed by Lessee, then, and in such event, all said mobile movable machinery, equipment and supplies shall thereupon become the property of Lessor in addition to the fixed items hereinabove mentioned.

            Notwithstanding anything to the contrary herein contained, Lessee shall have the right to remove or dispose of any item of improvements, equipment and appliances on said Leased Premises which may have become worn out, destroyed, obsolete, or not useful in the operation of the mines operated by Lessee on said Leased Premises, provided such property is replaced by other property of equal value and usefulness (before said replaced property became worn out, destroyed, obsolete or not useful) in the operations of said mines. When in the course of mining it shall appear, in the opinion of the engineer of the Lessor and the engineer of the Lessee, that the merchantable and mineable coal in the Leased Premises is nearing exhaustion, the Lessee shall be required to keep in repair and to replace only so much of the property aforesaid as may be necessary or useful in the mining of such remaining coal.

            ARTICLE SEVENTEEN: Lessee shall, at its own expense, keep the tipple, tipple facilities and all other insurable improvements insured, in a reasonably adequate amount, against fire, with an extended coverage endorsement thereon, in recognized insurance companies of financial integrity authorized to do business in West Virginia. In the event the tipple or other improvements are destroyed, or partially destroyed, by any of the hazards insured against, the insurance proceeds, to the extent necessary, shall be used for repairing, rebuilding, restoring or replacing the insured property, or so much thereof as may be reasonably required to handle the then remaining unmined coal covered by this Agreement and Deed of Lease, or, in lieu thereof, to substitute another tipple, tipple facilities or other improvements for such purposes. It is understood and agreed that the proceeds of the said insurance money obtained by Lessee, as aforesaid, and not used by Lessee for repairing, rebuilding, restoring or replacing the insured property, shall be paid to Lessor.

            ARTICLE EIGHTEEN: The giving of any notice to or the making of any demand on Lessee under the provisions hereof, shall be sufficient, if in writing addressed to Lessee, and sent by Registered or Certified Mail to Lessee at its office at Tams, West Virginia, or such other address as may be hereafter designated by Lessee for that purpose by letter of advice addressed to Lessor and any such notice to Lessor shall be sufficient if in writing addressed to Lessor and sent by Registered or Certified Mail to it at Kanawha Banking & Trust Company Building, Charleston, West Virginia, or such other address as may be hereafter designated by Lessor for that purpose, by letter of advice addressed to Lessee. Unless otherwise herein specifically provided, ten (10) days shall be considered reasonable notice.

            ARTICLE NINETEEN: In the event Lessee should be dissatisfied with any of the rulings, decisions or determinations of the Engineer of Lessor hereunder, or in the event any dispute or difference of any kind should arise between Lessor and Lessee, which the parties are not able to adjust within ten
(10) days after the subject of such dissatisfaction, dispute or difference has been brought to the attention of the other in writing, either of the parties hereto may elect to submit such dissatisfaction, dispute or difference to a Board of Arbitration, consisting of three (3) reputable disinterested persons with practical experience in coal mining. One Arbitrator to be chosen by Lessor and one by Lessee within ten (10) days after notice from either party to the other, and an umpire to be selected promptly thereafter by the arbitrators so chosen, and upon default by either party to so appoint an arbitrator within said ten (10) days, any Judge of a Federal Court having jurisdiction of the County of Raleigh, State of West Virginia, shall have power, upon application by the other party, to appoint such arbitrator, and in the event of the failure of such arbitrators when so appointed to select an umpire promptly, then any such Judge shall have power, upon the application of either party, to appoint such umpire, and such Board so constituted shall have full and complete authority to proceed with the arbitration and fully and completely decide the disagreement or dispute as if appointed by said parties. The decision of the Board of Arbitration shall be set forth in writing and shall be such as to permit the subject of such dissatisfaction, dispute or difference to be corrected by a reasonable compliance of the same by the party in default; provided, however, if it should be impossible or impractical to correct such default by actual compliance, then money damages shall be determined and assessed in lieu thereof. The arbitrators shall determine the costs of the arbitration, including reasonable compensation to the arbitrators, and by whom such costs shall be paid. Such costs may be assessed against either or both parties; provided, however, it is agreed that each party shall pay all costs which it may incur for counsel fees, witness fees, traveling fees and similar costs. In the event either party hereto has resorted to arbitration, as aforesaid, pending the decision of the Board of Arbitrators, the remedies given Lessor for the forfeiture of this Agreement and Deed of Lease and re-entry by reason of any alleged default on the part of Lessee, except the payment of rent or royalty on the coal actually mined and removed from the Leased Premises during the arbitration, shall be suspended but such remedies shall again become and be immediately available to Lessor if Lessee shall not, within thirty (30) days after the decision of the arbitrators, comply therewith. The parties shall accept as final, conclusive and binding any award so made by the arbitrators, unless either party shall, within thirty (30) days after the award is made, institute an appropriate suit or action in a court of competent jurisdiction to determine the matters covered by the award.

            ARTICLE TWENTY: Lessee covenants and agrees that at the final termination of this Lease, or any renewal or extension thereof, it will convey to the Lessor any interest it, the Lessee, may have acquired in and to any surface lands lying within the exterior boundaries of the Leased Premises.

            ARTICLE TWENTY-ONE: Lessee covenants and agrees to pay unto Lessor, in addition to the rentals and royalties hereinabove specified, a rental of Two Cents (2(cent)) for each and every net ton of two thousand (2,000) pounds of coal mined from adjacent, coterminous and neighboring lands and hauled and transported through, on or over the Leased Premises, the same to be paid and accounted for at the times set forth in ARTICLE ONE herein in respect of tonnage royalty.

            ARTICLE TWENTY-TWO: Lessor reserves the right to operate, sell, lease or otherwise use or dispose of any part or parts of the land, surface, oil, gas or other minerals, or any interest therein except coal which the Lessee has the right to mine as provided herein, without applying for or obtaining the further consent of Lessee; provided, however, that any deed, lease or other instrument evidencing such sale, lease or other disposition, shall in each instance reserve therefrom such mining and transportation rights and privileges as may be necessary or convenient for the full and complete exercise of Lessee's rights to mine and remove said coal, including a waiver of subjacent and lateral support of the surface. When such sale, lease or other disposition shall be made by the Lessor, all obligations and liability of Lessee with respect to the area or areas so sold, leased or disposed of from time to time shall terminate and Lessee shall be relieved of the payment of property taxes upon all such areas.

            Lessor reserves the right to grant and convey such rights of way and easements over and across said lands as it may desire to grant and convey for roads, railways, pipelines, power lines, telephone and telegraph lines and like facilities, except that Lessor shall not make any such grant or conveyance which will damage Lessee or unreasonably interfere with Lessee's mining operations or of its plant improvements and facilities.

            ARTICLE TWENTY-THREE: Except as otherwise expressly provided in this Agreement and Deed of Lease, all of the covenants, promises, undertakings and stipulations contained herein and all of the benefits derived therefrom, shall inure to the benefit of and extend to and be binding upon Lessor and Lessee, their respective successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have caused their respective names to be signed and their respective seals to be affixed hereto, by their respective proper officers thereunto duly authorized, as of the day and year first above written.

                                      THE CRAB ORCHARD COAL AND LAND COMPANY

                                      By /s/ J. A. Prince
                                         ---------------------------------
                                             President

ATTEST:

/s/  J. R. Clark, Jr.
--------------------------------
     Secretary

                                      WINDING GULF COALS, INC.

                                      By /s/ W. A. Haslam
                                         ---------------------------------
                                             President

ATTEST:

/s/  C. A. Ivery
-------------------------------
     Secretary

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, TO-WIT:

            I, Glenda June Green, a Notary Public in and for said county, do certify that J. A. Prince, who signed the writing hereto annexed, bearing date January 1, 1965, for THE CRAB ORCHARD COAL AND LAND COMPANY, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

      Given under my hand and notarial seal this 30th day of December, 1964.

      My commission expires January 23, 1969.

(NOTARIAL SEAL)                                 /s/ Glenda June Green
                                         -----------------------------------
                                                    Notary Public

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, TO-WIT:

            I, Glenda June Green, a Notary Public in and for said county, do certify that W. A. HASLAM, who signed the writing above, bearing date January 1, 1965, for WINDING GULF COALS, INC., has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

      Given under my hand and notarial seal this 30th day of December, 1964.

      My commission expires January 23, 1969.

(NOTARIAL SEAL)                                 /s/ Glenda June Green
                                         -----------------------------------
                                                    Notary Public

OFFICE OF THE CLERK OF THE COUNTY COMMISSION

OF RALEIGH COUNTY, WEST VIRGINIA                             Feb 14 1978 3:41 AM

      The forgoing Instrument of Writing, together with the certificate of acknowledgement thereon, was this day presented in said office and admitted to record.

      RETURN TO:

      /s/ Robert Sayre                                                     CLERK
  ----------------------------                            ----------------------

            THIS MODIFICATION AND AMENDMENT OF AGREEMENT AND DEED OF LEASE, made as of this 28th day of December, 1970, by and between THE CRAB ORCHARD COAL AND LAND COMPANY, a corporation organized and existing under the laws of The State of West Virginia, party of the first part, hereinafter sometimes called "Lessor," and WINDING GULF COALS, INC., a corporation likewise organized and existing under the laws of the State of West Virginia, party of the second part, hereinafter sometimes called "Lessee,"

            WHEREAS, Lessor and Lessee are parties to a certain Agreement and Deed of Lease dated as of January 1, 1965 with respect to the mining and removal of coal on the property of Lessor in Raleigh County, West Virginia; and

            WHEREAS, ARTICLE TWO of said agreement and deed of lease contains certain covenants and agreements between the parties with respect to the payments of minimum rentals and royalties thereunder; and

            WHEREAS, Lessor and Lessee mutually desire to modify and amend subparagraphs (3) and (4) of said ARTICLE TWO,

            NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

            That in consideration of the premises and for the sum of One Dollar ($1.00), cash in hand paid by each party to the other and other good and valuable considerations, the receipt of all of which is hereby acknowledged by both Lessor and Lessee, Lessor and Lessee mutually covenant and agree as follows:

            1. Subparagraphs (3) and (4) of ARTICLE TWO of said agreement and deed of lease between them dated January 1, 1965, shall be and said subparagraphs are hereby modified and amended to read and provide as follows:

            (3) For the period from January 1, 1966 to December 31, 1970, the sum of Twenty-Five Thousand Dollars ($25,000.00) per year for all coal mined or to be mined from the Pocahontas No. 3 seam or any other seam or seams than the Sewell and Beckley; and for the period from January 1, 1971, the sum of Thirty-Five Thousand Dollars ($35,000.00) per year until all the merchantable and mineable coal in said Pocahontas No. 3 seam and seams other than the Sewell and Beckley, have been mined and removed or paid for as hereinafter provided.

            (4) When the said sum of Twenty-Five Thousand Dollars ($25,000.00) minimum rental mentioned in subparagraph (2) above shall cease to be paid, as hereinafter provided, as minimum rental or royalty for coal mined from the Beckley and Sewell seams, then the respective amounts of minimum rental or royalty above provided to be paid on account of the coal mined from the Pocahontas No. 3 and other seams in subparagraph (3) above shall be increased by the said sum of Twenty-Five Thousand Dollars ($25,000.00), that is to say, the minimum on all coal hereby leased, let and demised shall not be less than the sum of Fifty Thousand Dollars ($50,000.00) for the period from January 1, 1965 to December 31, 1970; the sum of Sixty Thousand Dollars ($60,000.00) from January 1, 1971, and the sum of Sixty Thousand Dollars ($60,000.00) for each and every year thereafter, subject to discontinuance and recoupment as hereinafter provided.

            2. Said subparagraphs (3) and (4) of said ARTICLE TWO, as so modified and amended and as above set forth are hereby made a part of said agreement and deed of lease dated January 1, 1965 in the place and stead of subparagraphs (3) and (4) as the same now appear in said agreement and deed of lease, in the same manner and to the same effect as of said amended paragraphs had been originally included in said agreement and deed of lease.

            3. Except as herein modified and amended, said agreement and deed of lease dated January 1, 1965 shall be and remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused their respective names to be signed and their respective seals to be affixed hereto, by their respective proper officers thereunto duly authorized, as of the day and year first above written.

                                      THE CRAB ORCHARD COAL AND LAND COMPANY

                                      By /s/ J. Roy Harris
                                         ---------------------------------------
                                             President

ATTEST:

      /s/ J. M. Clark, Jr.
-----------------------------
       Secretary

(CORPORATE SEAL)

                                      WINDING GULF COALS, INC.

                                      By /s/ E. V. Bowman
                                         ---------------------------------------
                                             President

(CORPORATE SEAL)

ATTEST:

      /s/ L. K. McPherson
-------------------------------------
        Assistant Secretary

ATTEST:

----------------------------------
          Secretary

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, to-wit:

            I, D. S. Keener, a Notary Public in and for said county, do certify that J. Roy Harris, who signed the writing hereto annexed, bearing date December 28, 1970, for THE CRAB ORCHARD COAL AND LAND COMPANY, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

            Given under my hand this 29th day of December, 1970.

            My commission expires 24th day of August, 1971.

                                      /s/ D. S. Keener
                                      ----------------------------------
                                      Notary Public

STATE OF WEST VIRGINIA

COUNTY OF RALEIGH, to-wit:

            I, __________________, a Notary Public in and for said county, do certify that E. V. Bowman who signed the writing hereto annexed, bearing date December 28, 1970, for WINDING GULF COALS, INC., has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

            Given under my hand this 28th day of December, 1970.

            My commission expires March 6, 1972.

                                      ----------------------------------
                                      Notary Public

This instrument was prepared by Frederick L. Thomas, Jr., Attorney at Law, Charleston, West Virginia.

            THIS SECOND MODIFICATION AND AMENDMENT OF AGREEMENT AND DEED OF LEASE, made as of this 22nd day of August, 1974, by and between THE CRAB ORCHARD COAL AND LAND COMPANY, a corporation organized and existing under the laws of the State of West Virginia, party of the first part, hereinafter sometimes called "Lessor," and WESTMORELAND COAL COMPANY, a corporation likewise organized and existing under the laws of the State of West Virginia, party of the second part, hereinafter sometimes called "Lessee,"

            WHEREAS, Lessor and Winding Gulf Coals, Inc. are parties to a certain Agreement and Deed of Lease dated as of January l, 1965, with respect to the mining and removal of coal on the property of Lessor in Raleigh County, West Virginia; and

            WHEREAS, Westmoreland Coal Company, party of the first part herein, is the successor to said Winding Gulf Coals, Inc. and is now the Lessee under said Agreement and Deed of Lease; and

            WHEREAS, ARTICLE THREE and ARTICLE TEN of said Agreement and Deed of Lease contains certain covenants and agreements between the parties with respect to the preparation of reports and maps and examination thereof; and

            WHEREAS, Lessor and Lessee mutually desire to modify and amend said ARTICLE THREE and ARTICLE TEN,

            NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

            That in consideration of the premises and for the sum of One Dollar ($1.00), cash in hand paid by each party to the other and other good and valuable considerations, the receipt of all of which is hereby acknowledged by both Lessor and Lessee, Lessor and Lessee mutually covenant and agree as follows:

            1. ARTICLE THREE of said Agreement and Deed of Lease dated January 1, 1965, shall be and it is hereby modified and amended to read and provide as follows:

            ARTICLE THREE: Lessee shall keep and preserve, for a period of six
(6) years from and after the mining in fact, books of account of the mining, using and shipping of coal mined hereunder, and records of all analyses made by it of coal mined here-under, and said books and records shall be open at all reasonable times for inspection by Lessor, its agents or attorneys, or other persons in its behalf, for the purpose of comparing and verifying the reports rendered by Lessee under ARTICLE TWO hereof, or any other provision of this Agreement and Deed of Lease.

            If Lessor shall not, within three (3) years next after receiving from Lessee any quarterly statement of rent and royalty rendered under the terms of ARTICLE ONE and ARTICLE TWO hereof, and the payment to be made in accordance therewith, question the accuracy of such statement and payment, such statement and payment shall be regarded as final and conclusive upon Lessor and Lessee and the same may not thereafter be disputed or questioned by either Lessor or Lessee.

            2. ARTICLE TEN of said Agreement and Deed of Lease dated January l, 1965, shall be and it is hereby modified and amended to read and provide as follows:

            ARTICLE TEN: Lessee shall employ an experienced and competent Engineer whose duty it shall be to make surveys, determine elevations, prepare the plans and maps provided for in ARTICLES FOUR, FIVE and NINE hereof, give directions and courses for all entries, airways, rooms and other mine workings, and prepare and keep up, on a scale of one hundred (100) feet to one (1) inch, a map of the vein or seam of coal being mined by Lessee, which map shall be posted every six (6) months, and shall show accurately and completely, on true meridian, the boundaries of the Leased Premises, the height and thickness of said coal, the location of all railway tracks, streams, roads, buildings and other improvements within the boundaries of said lands, and all mine workings within the boundaries of said lands, together with elevations on tide-water datum in the mine workings and on the surface, and any additional information that can be practicably obtained, and that may be necessary to the safe and proper conduct of the operations hereunder, or that may reasonably be required by the Engineer of Lessor. Two (2) copies of said map shall be sent to said Engineer, which map shall be supplemented on or before the 25th day of January and July of each year by Lessee furnishing to said Engineer the postings (two (2) copies), mapped for the six (6) months ending on the last day of the calendar month immediately preceding; and Lessor, its agents, engineers, or other persons in its behalf, shall at all reasonable times have access to the maps, plans and tracings of Lessee prepared in connection with operations of Lessee hereunder, and may take therefrom copies of such portions as may be desired.

            The Engineer of Lessee shall furnish to the Engineer of Lessor on or before the 25th day of January of each year an annual statement showing the acreage of coal mined for the twelve (12) months' period ending on the last day of the calendar month immediately preceding.

            If Lessee shall fail to furnish the said map or maps for thirty (30) days after written demand therefor shall have been made by the Engineer of Lessor, Lessor may at its option employ a competent Engineer to make surveys and prepare such map or maps, and Lessee shall pay to Lessor the full amount of the expense so incurred, such amount to be recovered, on default of prompt payment, in the manner provided for the collection of rents and royalties hereinafter mentioned.

            3. Said ARTICLE THREE and ARTICLE TEN, as so modified and amended and as above set forth are hereby made a part of said Agreement and Deed of Lease dated January 1, 1965, in the place and stead of said articles as they now appear in said Agreement and Deed of Lease, in the same manner and to the same effect as if said amended paragraphs had been originally included in said Agreement and Deed of Lease.

            4. Except as herein modified and amended, said Agreement and Deed of Lease dated January 1, 1965, shall be and remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused their respective names to be signed and their respective seals to be affixed hereto, by their respective proper officers thereunto duly authorized, as of the day and year first above written.

                                      THE CRAB ORCHARD COAL AND LAND COMPANY

                                      By /s/ J. Roy Harris
                                         ---------------------------------------
(CORPORATE SEAL)                             President

ATTEST:

/s/ J. M. Clark, Jr.
--------------------------------
    Secretary

                                      WESTMORELAND COAL COMPANY

                                      By /s/ Howard H. Frey
                                         ---------------------------------------
(CORPORATE SEAL)                             Exec. Vice President

ATTEST:

/s/ S. F. Miller
--------------------------------
    Secretary

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, to-wit:

            I, Ruth A. Cadle, a notary public in and for said county, do certify that J. Roy Harris, who signed the writing hereto annexed, bearing date the 22nd day of August, 1974, for THE CRAB ORCHARD COAL AND LAND COMPANY, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

            Given under my hand this 29th day of August, 1974.

            My commission expires: April 27, 1982.

                                      /s/ Ruth A. Cadle
                                      -------------------------------------
                                      Notary Public

STATE OF PENNSYLVANIA

COUNTY OF PHILADELPHIA, to-wit:

            I, Marguerite K. Smith, a notary public in and for said county, do certify that Howard H. Frey, Executive Vice President, who signed the writing hereto annexed, bearing date the 22nd day of August, 1974, for WESTMORELAND COAL COMPANY, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

            Given under my hand this 18th day of March, 1975.

            My commission expires: November 10, 1975

                                      /s/ Marguerite K. Smith
                                      -------------------------------------
                                      Notary Public

This instrument was prepared by Frederick L. Thomas, Jr., Attorney at Law, Charleston, West Virginia.

      THIS AGREEMENT AND PARTIAL SURRENDER AND RELEASE, dated October 13, 1980, by and between WESTMORELAND COAL COMPANY, a Delaware corporation, hereinafter referred to as "Westmoreland"; and THE CRAB ORCHARD COAL AND LAND COMPANY, a West Virginia corporation, hereinafter referred to as "Crab Orchard".

      WHEREAS, Crab Orchard has leased unto Westmoreland all of the coal in all of the seams containing merchantable coal (specifically including, but not limited to the Sewell, Beckley and Pocahontas #3 Seams) in, on and under various tracts or parcels of land situate in Raleigh County, West Virginia, pursuant to that certain document entitled "Agreement and Deed of Lease" dated January 1, 1965 by and between Crab Orchard and Winding Gulf Coals, Inc., which Westmoreland acquired via merger in 1970.

      WHEREAS, Crab Orchard also leased to Westmoreland pursuant to that same Agreement and Deed of Lease all of the rights and privileges for mining said coal and for occupying the surface of the tracts or parcels leased and described therein for all purposes whatsoever in connection with mining, transporting, shipping, removing and marketing the coal from the Leased Premises.

      WHEREAS, Crab Orchard and Westmoreland have agreed that Westmoreland may surrender to Crab Orchard all its rights and interests in and to all the coal in the Sewell seam only in, on and under a small area of the Leased Premises and Crab Orchard has agreed to accept such surrender.

      NOW, THEREFORE, in consideration of the premises and covenants herein contained, Westmoreland and Crab Orchard agree and covenant as follows:

      1. Westmoreland surrenders and releases to Crab Orchard all of its right, title and interest in and to all the coal in the Sewell Seam (and no other seam) in, on and under that certain area of land containing 2.77 acres as shown colored in red or pink on that certain map entitled "Application For Incidental Surface Mine Permit Pavex, Inc. Town District-Raleigh County-West Virginia
Scale: 1" = 500' September 16, 1980 Contour Interval: 40'" prepared by Southern Surveying & Engineering Co., Inc. of Beckley, West Virginia, which such map is attached hereto and hereby made a part hereof and reference to which is made for a further description of said surrendered area.

      2. Westmoreland specifically reserves all its right, title and interest in and to all the other coal (and all other rights and privileges leased to Westmoreland in connection with such coal) in, on and under the remainder of the Leased Premises as described and set forth in the aforementioned Agreement and Deed of Lease (unless any other areas thereof have heretofore been released and surrendered by Westmoreland to Crab Orchard).

      3. Crab Orchard hereby accepts the surrender of the coal described in the first numbered paragraph hereof and hereby releases Westmoreland from any further obligations, liabilities and/or responsibilities of whatever nature or form concerning such coal whether such obligations, liabilities and/or responsibilities arise under or as a result of the aforementioned Agreement and Deed of Lease or otherwise. Crab Orchard does hereby also remise, release and forever discharge Westmoreland, its agents, employees, successors and assigns of and from all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims and demands whatsoever in law or equity relating in any way to the coal surrendered and released to it by Westmoreland herein which against Westmoreland Crab Orchard ever had, now has or shall have at any time in the future or which it or its successors, assigns, insurers, subrogees, or anyone claiming through or on behalf of it, hereafter can, shall or may have, for, or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the end of the world.

      IN TESTIMONY WHEREOF, Westmoreland and Crab Orchard have caused this Agreement and Partial Surrender and Release to be signed in their respective corporate names by their respective officers thereunto duly authorized.

                                      WESTMORELAND COAL COMPANY

                                      By: /s/ Howard H. Frey
                                          --------------------------------------
                                          H. H. Frey, President

                                      CRAB ORCHARD COAL AND LAND COMPANY

                                      By: /s/ J. Roy Harris
                                          --------------------------------------
                                          Title:  President

STATE OF PENNSYLVANIA

COUNTY OF PHILADELPHIA, to-wit:

      I, Helen M. O'Mara, a Notary Public in and for the County aforesaid, do certify that H. H. Frey, whose name is signed to the above writing dated October 13, 1980, as President of Westmoreland Coal Company, has this day in my said County, before me acknowledged the said writing to be the act and deed of said corporation.

      GIVEN under my hand and official seal of office this 31st day of October, 1980.

      My Commission Expires: March 5, 1984

                                      /s/ Helen M. O'Mara
                                      ---------------------------------
                                      Notary Public

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, to wit:

            I, Judith L. Oxley, a Notary Public in and for the County aforesaid, do hereby certify that, John Roy Harris whose name is signed to the foregoing writing dated October 13, 1980, as President of Crab Orchard Coal and Land Company, has this day in my said County, before me acknowledged the said writing to be act and deed of said corporation.

            GIVEN under my hand and official seal of office this 18th day of October, 1980.

            My Commission Expires: July 12, 1989

                                      /s/ Judith L. Oxley
                                      ---------------------------------
                                      Notary Public

      This is an AMENDMENT effective as of January 1, 1983, between THE CRAB ORCHARD COAL AND LAND COMPANY, a West Virginia corporation ("Lessor"), and WESTMORELAND COAL COMPANY, a Delaware corporation ("Lessee").

      The BACKGROUND of this Amendment is as follows:

      A. Lessor and Winding Gulf Coals, Inc., predecessor to Lessee, entered into an Agreement and Deed of Lease made as of January 1, 1965 (the "Lease"). Article Six of the Lease allows Lessee to defer the opening, development and mining of the Pocahontas No. 3 seam of coal on the leased premises for a period not exceeding eighteen years from the date of the Lease. It also provides that when operations are started in the seam, Lessee is to prosecute them diligently.

      B. Lessee in fact began work in preparation for mining in the Pocahontas No. 3 seam, but was forced to suspend the work due to depressed market conditions for the type of coal to be produced from the seam.

      C. Lessor and Lessee have agreed that Lessee should be permitted to defer further development of the seam, and that certain other provisions of the Lease should be amended.

      The TERMS of this Amendment are as follows:

      1.ARTICLE ONE of the Lease is amended by deleting the first sentence thereof and substituting the following:

            "Until the termination of this lease and all extensions and renewals thereof, Lessee agrees to pay to the Lessor for the rights and privileges herein demised the sum of Fifteen Cents ($.15) per net ton of two thousand (2,000) pounds for all coal mined from the Sewell and Beckley seams on said premises. For all coal mined from the Pocahontas No. 3 seam and other seams and certain slate, refuse and like by-products of mining (except the Sewell and Beckley seams), Lessee agrees to pay Lessor a royalty on the coal mined from those seams during the preceding calendar quarter, which shall be determined by multiplying the gross sales proceeds of such coal, without deductions, by 3.5%. Lessee's right of recoupment as provided in Article 4 of the Lease shall be calculated on the basis of the royalty rates applicable to the respective seams from which coal is mined and removed."

      2. ARTICLE TWO of the Lease is amended by deleting Section (3) thereof and substituting the following:

            "For all coal mined or to be mined from the Pocahontas No. 3 seam or other seams (except the Sewell and Beckley seams), the sum of Seventy-Five Thousand Dollars ($75,000) per year until all the merchantable and mineable coal in said Pocahontas No. 3 seam and such other seams have been mined and removed or paid for as hereinafter provided."

      3. ARTICLE TWO of the Lease is further amended by deleting the language following the phrase "that is to say" in the first paragraph of Section (4) thereof and substituting the following:

            "the minimum on all coal hereby leased, let and demised shall not be less than the sum of One Hundred Thousand Dollars ($100,000) for each and every year after January 1, 1983, subject to adjustment, discontinuance and recoupment as hereinafter provided."

      4. ARTICLE TWO of the Lease is further amended by adding the following new Section (4) at the end thereof:

            "(4) The minimum rentals or royalties payable under this ARTICLE TWO shall be adjusted annually beginning with the calendar year 1984 to reflect the average change in the Producer Price Index - All Commodities Table 6 for the preceding twelve-month period, using as a base the index for December 1982."

      5. ARTICLE SIX of the Lease is amended by deleting the phrase "for such period as it may desire, not exceeding eighteen (18) years from the date of this Agreement and Deed of Lease." from the second paragraph thereof and substituting the phrase "until January 1, 1993."

      6. ARTICLE THIRTEEN of the Lease is amended by adding the following language at the end of the first paragraph thereof:

            "Notwithstanding the foregoing, should Lessee assign all or any part of its estate, interests or rights hereunder on or before January 1, 1993, the economic terms of this Lease shall not be subject to negotiation as a condition of Lessor's consent thereto, provided that Lessee remains responsible to Lessor for the assignee's performance of the terms of this Lease."

      7.ARTICLE TWENTY-ONE of the Lease is amended by deleting the Article in its entirety and substituting the following:

            "ARTICLE TWENTY-ONE: Lessee covenants and agrees to pay unto Lessor a rental for each and every net ton of two thousand (2,000) pounds of coal mined from adjacent, coterminous and neighboring lands and hauled and transported through, on or over the Leased Premises, the same to be paid and accounted for at the times set forth in ARTICLE ONE herein in respect of tonnage royalty. The amount of such rental shall be determined by multiplying the gross sales proceeds for such coal, without deductions, by the applicable percentage from the following schedule:

January 1, 1983 through December 31, 1983                   .l%
January 1, 1984 through December 31, 1984                   .2%
January 1, 1985 through December 31, 1985                   .3%
After December 31, 1985                                     .35%"

      8. Lessor agrees not to make any claim or demand whatsoever against Lessee based upon any event of alleged noncompliance with the terms of the Lease arising on or before the date of this Amendment, other than for rentals and royalties earned prior to that date but not yet paid.

      9. Except as modified herein, the Lease shall remain in full force and effect as previously amended.

      IN WITNESS WHEREOF, the parties have executed this Amendment effective as of January 1, 1983.

ATTEST:                               THE CRAB ORCHARD COAL AND LAND COMPANY

/s/ Richard A. Gregg                  By /s/ J. Roy Harris
-------------------------------          ---------------------------------------
Secretary                                President

ATTEST:                               WESTMORELAND COAL COMPANY

/s/ William E. Bradshaw               By /s/ Howard H. Frey
-------------------------------          ---------------------------------------
Secretary                                Vice Chairman

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, TO-WIT:

      I, Julia Ann Butler, a Notary Public in and for said county, do certify that J. Roy Harris, and Richard A. Gregg who signed the writing hereto annexed, dated January 1, 1983, for THE CRAB ORCHARD COAL AND LAND COMPANY, have this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

      Given under my hand and notarial seal this 25 day of January, 1983.

      My commission expires Feb. 18, 1987.

(NOTARIAL SEAL)                                /s/ Julia Ann Butler
                                        -------------------------------------
                                                   Notary Public

COMMONWEALTH OF PENNSYLVANIA,

COUNTY OF PHILADELPHIA, TO-WIT:

      I, Helen M. O'Mara, a Notary Public in and for said county, do certify that Howard H. Frey, and William E. Bradshaw who signed the writing hereto annexed, dated January 1, 1983, for WESTMORELAND COAL COMPANY, have this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

      Given under my hand and notarial seal this 18th day of January, 1983.

      My commission expires March 5, 1984.

(NOTARIAL SEAL)                                /s/ Helen M. O'Mara
                                        -------------------------------------
                                                   Notary Public

      This AMENDMENT, effective as of January 1, 1986, by and between THE CRAB ORCHARD COAL AND LAND COMPANY, a West Virginia corporation ("Lessor"); and WESTMORELAND COAL COMPANY, a Delaware corporation ("Lessee").

      WHEREAS, Lessor and Winding Gulf Coals, Inc., predecessor to Lessee, entered into an Agreement and Deed of Lease made as of January 1, 1965 (the "Lease"); and

      WHEREAS, the Lease has been modified and amended from time to time for various purposes and was most recently so modified and amended by an Amendment made effective as of January 1, 1983; and

      WHEREAS, Lessor and Lessee have further agreed to amend the Lease concerning minimum rental or royalty payments due thereunder and for certain other purposes.

      NOW, THEREFORE, in consideration of the premises and the covenants herein contained, Lessor and Lessee agree and covenant as follows:

      1. The minimum rental or royalty payments, payable quarterly, under ARTICLE TWO of the Lease, as modified and amended, shall each be reduced by twenty-five percent (25%) during the period beginning on January 1, 1986, and ending on December 31, 1990 (that is to say that the minimum rental or royalty attributable to the Sewell and Beckley seams and the minimum rental or royalty attributable to the Pocahontas No. 3 seam or any other seam or seams than the Sewell and Beckley shall both be so reduced), SUBJECT to the following:

            (a) In the event Lessee at any time commences mining operations under the Lease during the period beginning on January 1, 1986, and ending on December 31, 1990, there shall be no such twenty-five percent (25%) reduction in the minimum rentals or royalties payable to the Lessor from and after the time of the commencement of such mining operations (but such reduction shall be fully applicable up to and until the time of the commencement of such mining operations).

            (b) In the event Lessor, Lessee and Methane Drainage Ventures, a California general partnership (or some other related entity), enter into an agreement or agreements for the commercial development and production of methane gas ["Methane Drainage Agreement(s)"] from the premises covered by the Lease, then Lessee shall pay to Lessor during the period beginning on January 1, 1986, and ending on December 31, 1990, an amount of money from the rentals, royalties or other monies that Lessee receives pursuant to the Methane Drainage Agreement(s) up to, but not in any event to exceed, an amount equal to such twenty-five percent (25%) reduction in the minimum rentals or royalties payable to Lessor by Lessee under the Lease, as modified and amended, as provided for above during the period beginning on January 1, 1986, and ending on December 31, 1990.

      2. The minimum rentals or royalties payable under ARTICLE TWO of the Lease, as modified and amended, shall be increased to one hundred and twenty-five percent (125%) of the original minimum rentals or royalties payable as of January 1, 1986, for the period beginning on January 1, 1991, and ending on December 31, 1995, if and only if Lessee is actively engaged in mining operations on and producing coal from the leased premises after January 1, 1991. If Lessee is not actively engaged in mining operations on and producing coal from the leased premises after January 1, 1991, then there shall be no such increase in the original minimum rentals or royalties during the period beginning January 1, 1991, and ending on December 31, 1995, and the minimum rentals or royalties payable during such period shall be equal to the original minimum rentals or royalties payable as of January 1, 1986 (subject to any adjustments to reflect the average change in the Producer Price Index - All Commodities Table 6 as provided for in the Amendment effective as of January 1,
1983).

      3. ARTICLE SIX of the Lease, as modified and amended, particularly by the Amendment effective as of January 1, 1983, is further amended by deleting the date "January 1, 1993" from the second sentence of the second paragraph thereof and substituting the date "December 31, 1995" in its place.

      4. ARTICLE THIRTEEN of the Lease, as modified and amended, particularly by the Amendment effective as of January 1, 1983, is further amended by deleting the date "January 1, 1993," from the second or last sentence of the first paragraph thereof (which such sentence was added to the Lease by the Amendment effective as of January 1, 1983) and substituting the date "December 31, 1995," in its place.

      5. Except as amended and modified herein, the Lease shall remain in full force and effect as previously amended and modified.

      IN WITNESS WHEREOF, the parties have executed this Amendment effective as of January 1, 1986.

                                      THE CRAB ORCHARD COAL AND LAND COMPANY

                                      By /s/ F. L. Thomas, Jr.
                                         -----------------------------------
                                         Its  President

      ATTEST:

      --------------------------
      Secretary

                                      WESTMORELAND COAL COMPANY

                                      By /s/ Pemberton Hutchinson
                                         -----------------------------------
                                         Its  President

      ATTEST:

      /s/ W. E. Bradshaw              Date: September 19, 1986
      --------------------------
      W.E. Bradshaw, Secretary

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, to-wit:

      I, Linda J. Ross, a Notary Public in and for the County of Kanawha, in the State of West Virginia, do hereby certify that F.L. Thomas, Jr., whose name is signed to the foregoing instrument effective as of January 1, 1986, as President of Crab Orchard Coal and Land Company, and John P. Harris whose name is likewise signed thereto as Secretary of said Company have each acknowledged the same before me in my County aforesaid.

      GIVEN under my hand and official seal of office this 10th day of September, 1986.

      My Commission Expires: August 13, 1994

                                      /s/ Linda J. Ross
                                      ---------------------------------
                                      Notary Public

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF PHILADELPHIA

COUNTY OF PHILADELPHIA, to-wit:

      I, Lillian Zebuski, a Notary Public in and for the County of Philadelphia, in the Commonwealth of Pennsylvania, do hereby certify that Pemberton Hutchinson, whose name is signed to the foregoing instrument effective as of January 1, 1986, as President of Westmoreland Coal Company, and W. E. Bradshaw whose name is likewise signed thereto as Secretary of said Company have each acknowledged the same before me in my County aforesaid.

      GIVEN under my hand and official seal of office this 19th day of September, 1986.

      My Commission Expires: April 3, 1989

                                      /s/ Lillian Zebuski
                                      ---------------------------------
                                      Notary Public

                               AMENDMENT OF LEASE

      This AMENDMENT, dated and effective as of January 1, 1991, although executed by the parties at a later date, by and between THE CRAB ORCHARD COAL AND LAND COMPANY, a West Virginia corporation ("Lessor"); and WESTMORELAND COAL COMPANY, a Delaware corporation ("Lessee").

      WHEREAS, Lessor and Winding Gulf Coals, Inc., predecessor to Lessee, entered into an Agreement and Deed of Lease made as of January 1, 1965 (the "Lease"); and

      WHEREAS, the Lease has been modified and amended from time to time for various purposes including December 28, 1970, August 22, 1974, October 13, 1980, and January 1, 1983, and was most recently so modified and amended by an Amendment made effective as of January 1, 1986; and

      WHEREAS, Lessor and Lessee have further agreed to amend the Lease concerning minimum rental or royalty payments due thereunder and for certain other purposes.

      NOW, THEREFORE, in consideration of the premises and the covenants herein contained, Lessor and Lessee agree and covenant as follows:

      1. The minimum rental or royalty payments, payable quarterly, under ARTICLE TWO of the Lease, as modified and amended, as previously reduced by twenty-five percent (25%) during the period beginning on January 1, 1986, and ending on December 31, 1990 shall continue to be so reduced by twenty-five percent (25%) during the period beginning January 1, 1991, and ending on December 31, 2000, (that is to say that the minimum rental or royalty attributable to the Sewell and Beckley seams and the minimum rental or royalty attributable to the Pocahontas No. 3 seam or any other seam or seams than the Sewell and Beckley shall both be so reduced), SUBJECT to the following:

            (a) In the event Lessee at any time commences mining operations under the Lease during the period beginning on January 1, 1991, and ending on December 31, 2000, minimum rentals or royalties payable to the Lessor from and after the time of the commencement of such mining operations shall be increased to one hundred twenty five percent (125%) of the minimum rentals or royalties payable as of January 1, 1991, under the original lease terms (but such reduction shall be fully applicable up to and until the time of the commencement of such mining operations).

            (b) If Lessee is not actively engaged in mining operations on and producing coal from the leased premises after January 1, 2001, then there shall be no such increase in the original minimum rentals or royalties during the period beginning January 1, 2001, and ending on December 31, 2010, and the minimum rentals or royalties payable during such period shall be equal to the original minimum rentals or royalties payable as of January 1, 1986 (subject to any adjustments to reflect the average change in the Producer Price Index - All Commodities Table 6 as provided for in the Amendment effective as of January 1,
1983).

      2. ARTICLE SIX of the Lease, as modified and amended, particularly by the Amendments effective as of January 1, 1983, and January 1, 1986, is further amended by deleting the date "December 31, 1995" from the second sentence of the second paragraph thereof and substituting the date "December 31, 2010" in its place.

      3. ARTICLE SIX-A of the Lease is amended by deleting that article in its entirety and substituting therefor the following:

            "ARTICLE SIX-A: The original term of this Lease shall be for a period of forty-six (46) years, extending from January 1, 1965, to December 31, 2010, or until all mineable and merchantable coal leased hereunder has been mined, whichever shall occur first. It is agreed, however, that if the Lessee shall have kept and performed all of the terms and conditions hereof it shall have the privilege and option of renewing this Lease for an additional period of fifteen (15) years from and after January 1, 2011, and in like manner and under the same conditions the Lessee shall have the option and privilege of further renewing this Lease for a third term of fifteen (15) years after the expiration of said first fifteen
            (15) year extension; provided, however, that in each instance the Lessee shall give to the Lessor at least one (1) year's written notice before expiration of the then current term of its election to extend this Lease for each additional period; and provided further that this Lease shall terminate if all mineable and merchantable coal leased thereunder has been mined during any such extension.

      4. ARTICLE THIRTEEN of the Lease, as modified and amended, particularly by the Amendments effective as of January 1, 1983, and January 1, 1986, is further amended by deleting the date "December 31, 1995" from the second or last sentence of the first paragraph thereof (which such sentence was added to the Lease by the Amendment effective as of January 1, 1983 and which date was changed to January 1, 1995 by the Amendment effective as of January 1, 1986) and substituting the date "December 31, 2010" in its place.

      5. Except as amended and modified herein, the Lease shall remain in full force and effect as previously amended and modified.

      IN WITNESS WHEREOF, the parties have executed this Amendment effective as of January 1, 1991.

                                      THE CRAB ORCHARD COAL AND LAND COMPANY

                                      By  /s/ F. L. Thomas, Jr.
                                          -------------------------------------
                                      Its President

      ATTEST:

      /s/ J. R. Clark
      --------------------------

                                      WESTMORELAND COAL COMPANY

                                      By  /s/ Pemberton Hutchinson
                                          -------------------------------------
                                      Its President & Chief Executive Officer

      ATTEST:

      /s/ Philip O. Weinstock         Date: December 19, 1991
      --------------------------

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, to wit:

            I, June Farnsworth, a Notary Public in and for the County of Kanawha, in the State of West Virginia, do hereby certify that F. L. Thomas, Jr., whose name is signed to the foregoing instrument effective as of January 1, 1991 as President of Crab Orchard Coal and Land Company, and J.P. Clark whose name is likewise signed thereto as Secretary of said Company have each acknowledged the same before me in my County aforesaid.

            GIVEN under my hand and official seal of office this 8th day of January, 1992.

            My Commission Expires: September 7, 1994

                                      /s/ June Farnsworth
                                      ------------------------------------
                                      Notary Public

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA, to-wit

      I, Lillian Zebuski, a Notary Public in and for the County of Philadelphia, in the Commonwealth of Pennsylvania, do hereby certify that Pemberton Hutchinson, whose name is signed to the foregoing instrument effective as of January 1, 1991, as President & Chief Executive Officer of Westmoreland Coal Company, and Philip D. Weinstock whose name is likewise signed thereto as Secretary of said Company have each acknowledged the same before me in my County aforesaid.

      GIVEN under my hand and official seal of office this 19th day of December, 1991.

      My Commission Expires: May 10, 1993

                                      /s/ Lillian Zebuski
                                      ------------------------------------
                                      Notary Public

      THIS AGREEMENT OF CONSENT is made and entered into effective as of the 27th day of October, 1994, by and among WESTMORELAND COAL COMPANY, a Delaware corporation authorized to do business in the State of West Virginia, hereinafter referred to as "Westmoreland", THE CRAB ORCHARD COAL AND LAND COMPANY, a West Virginia corporation, hereinafter referred to as "Crab Orchard", and PINE VALLEY COAL COMPANY, INC., a West Virginia corporation, hereinafter referred to as "Pine Valley".

                                   WITNESSETH:

      WHEREAS, Westmoreland's predecessors in title and Crab Orchard have previously entered into a Lease as of January 1, 1965, which Lease was amended on December 28, 1970, August 22, 1974, October 13, 1980, January 1, 1983,
January 1, 1986 and January 1, 1991 (hereinafter referred to as "Coal Lease"), and

      WHEREAS, Westmoreland wishes to assign its rights and obligations under the Coal Lease and all amendments to Pine Valley, and Crab Orchard is willing to consent thereto on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises,

      1. Crab Orchard hereby consents to the assignment by Westmoreland of all of Westmoreland's right, title, and interest in and to the Coal Lease and all amendments to Pine Valley on the condition that Pine Valley agrees upon such assignment to assume full responsibility for performance of all of the terms, conditions, and obligations, past, present, and future, of "Lessee" thereunder and to be liable for any nonperformance of the same, and further upon such assignment and assumption, Crab Orchard hereby releases Westmoreland from all liabilities, responsibilities and obligations under the Coal Lease.

      2. Crab Orchard and Westmoreland acknowledge that the Coal Lease is duly executed, validly existing, and enforceable in accordance with its terms, and Crab Orchard and Westmoreland have no knowledge of any default by any party to the Coal Lease or any event which with notice or the passage of time or both would constitute such a default thereunder.

      3. Crab Orchard agrees that Westmoreland has paid $1,692,448.14 in minimum royalties and that this amount is fully recoupable in accordance with the terms and conditions of the Lease.

      4. This consent of Crab Orchard shall not be construed as a waiver of the right of Crab Orchard to deny any future assignment of the Coal Lease.

      5. This Agreement shall be effective when executed by and delivered to all parties but may be executed in counterpart with the same effect as if executed by all parties on one agreement.

      WITNESS the following signatures of duly authorized officers of these parties, all as of the 27th day of October, 1994.

                                         THE CRAB ORCHARD COAL AND
                                         LAND COMPANY

                                         By: /s/ Donald C. Pauley
                                             -----------------------------------
                                             Its President

                                         PINE VALLEY COAL COMPANY, INC.

                                         By: /s/ Bruce Sparks
                                             -----------------------------------
                                             Name  Bruce Sparks
                                             Title President

                                         WESTMORELAND COAL COMPANY

                                         By: /s/ Ronald W. Stucki
                                             -----------------------------------
                                             Name  Ronald W. Stucki
                                             Title Sr. Vice President

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, TO-WIT:

      I, Carolyn A. Carpenter, a Notary Public of the said County of Kanawha, in and for the State and County aforesaid, do certify that Donald C. Pauley, President, of THE CRAB ORCHARD COAL AND LAND COMPANY, who signed the writing above, bearing the 27th day of October, 1994, for The Crab Orchard Coal and Land Company, has this day in my said County, before me, acknowledged said writing to be the act and deed of said corporation.

      GIVEN under my hand and official seal, this 27th day of October.

                                         /s/ Carolyn A. Carpenter
                                         ---------------------------------------
                                         Notary Public

My Commission Expires:

      August 30, 1999

STATE OF VIRGINIA

COUNTY OF WISE, TO-WIT:

      I, Doris F. Dillon, a Notary Public of the said County of Wise, in and for the State and County aforesaid, do certify that Bruce Sparks, President of PINE VALLEY COAL COMPANY, INC., who signed the writing above, bearing the 27th day of October, 1994, for the said Pine Valley Coal Company, Inc., has this day in my said County, before me, acknowledged said writing to be the act and deed of said corporation.

      GIVEN under my hand and official seal, this 27th day of October, 1994.

                                         /s/ Doris F. Dillon
                                         ---------------------------------------
                                         Notary Public
My Commission Expires:

      11-30-96

STATE OF VIRGINIA

COUNTY OF WISE, TO WIT:

      I, Doris F. Dillon, a Notary Public of the said County of Wise, in and for the State and County aforesaid, do certify that Ronald W. Stucki, Senior Vice President of WESTMORELAND COAL COMPANY, who signed the writing above, bearing the 27th day of October, 1994, for the said Westmoreland Coal Company, has this day in my said County, before me, acknowledged said writing to be the act and deed of said corporation.

      GIVEN under my hand and official seal, this 27th day of October, 1994.

                                         /s/ Doris F. Dillon
                                         ---------------------------------------
                                         Notary Public

My Commission Expires:

      11-30-96

                                   ACCEPTANCE

      Pine Valley Coal Company, Inc. ("Pine Valley") hereby assumes all of the covenants, obligations and liabilities, except as to any Retained Liabilities in the Asset Purchase Agreement of even date hereof, and agrees perform all of the covenants contained in the Lease dated January 1, 1965 and all amendments thereto between The Crab Orchard Coal and Land Company and Westmoreland Coal Company's predecessors in title ("Westmoreland") in accordance with the terms and conditions of the Asset Purchase Agreement.

      This Acceptance shall be effective from and after October 31, 1994.

      IN TESTIMONY WHEREOF, Pine Valley Coal Company, Inc. has caused its name to be signed hereto by its proper officer, thereunto duly authorized, on the 31 day of October, 1994.

                                        PINE VALLEY COAL COMPANY, INC.

                                        By  /s/ Bruce Sparks
                                            ------------------------------------
                                            Name  Bruce Sparks
                                            Title President

                            INSTRUMENT OF ASSIGNMENT

      WHEREAS, pursuant to the Asset Purchase Agreement dated as of October 28, 1994, (the "Agreement") between Westmoreland Coal Company, a Delaware corporation ("Seller") and Pine Valley Coal Company, Inc., a West Virginia corporation ("Buyer"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby sell, assign, transfer, convey and deliver unto Buyer, its successors and assigns, each and all of the Assets (as such term is defined in the Agreement), intending hereby to convey all of the right, title and interest of Seller therein; provided, however, as to any lease, contract, agreement, or other authorization included in the Assets which cannot be sold, transferred, assigned, conveyed or delivered effectively without the consent of a third party, which consent has not been obtained, this instrument shall be of no force or effect until such requisite consent is obtained, whereupon this instrument shall become of full force and effect with respect thereto.

      Seller hereby covenants and agrees to and with Buyer, its successors and assigns, to do, execute, acknowledge and deliver to, or to cause to be done, executed, acknowledged and delivered to, Buyer, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably requested by Buyer for the better selling, assigning, transferring, conveying, delivering, assuring and confirming to Buyer, its successors or assigns, any or all of the Assets.

      This Instrument of Assignment shall be binding upon the successors and assigns of Seller and shall inure to the benefit of the successors and assigns of Buyer. Each capitalized term used herein but not defined herein is used as defined in the Agreement.

      IN WITNESS WHEREOF, Seller has caused this Instrument of Assignment to be duly executed and delivered this 31 day of October, 1994.

                                        WESTMORELAND COAL COMPANY

                                        By  /s/ Ronald W. Stucki
                                            ----------------------------------
                                            Name   Ronald W. Stucki
                                            Title  Sr. Vice President Operations

                               AMENDMENT OF LEASE

            THIS AMENDMENT OF LEASE (this "Amendment") is made and entered into this 31st day of October, 1994, by and between THE CRAB ORCHARD COAL AND LAND COMPANY, a West Virginia corporation ("Lessor"), and PINE VALLEY COAL COMPANY, INC., a West Virginia corporation ("Lessee").

                              W I T N E S S E T H :

            WHEREAS, by Agreement and Deed of Lease dated January 1, 1965 (the "Lease"), Lessor leased, let and demised unto Winding Gulf Coals, Inc. ("Winding Gulf") certain tracts or parcels of land situate in Raleigh County, West Virginia, aggregating approximately 8,400 acres of coal land and approximately 3,600 acres of surface, for the purpose of mining, transporting, shipping, removing and marketing all of the coal in, on or underlying such tracts or parcels of land, including coal in the Beckley, Sewell and Pocahontas No. 3 seams;

            WHEREAS, the Lessor and Winding Gulf subsequently amended the Lease as of December 28, 1970;

            WHEREAS, by merger dated on or about December 31, 1970, Westmoreland Coal Company, a Delaware corporation ("Westmoreland") acquired all of Winding Gulf's right, title and interest in and to the Lease; and

            WHEREAS, Lessor and Westmoreland subsequently modified the Lease by various amendments dated as of August 22, 1974, October 13, 1980, January 1, 1983, January 1, 1986, and January 1, 1991; and

            WHEREAS, by Assignment of Lease of even date herewith, Westmoreland assigned all of its right, title and interest in and to the Lease to Lessee; and

            WHEREAS, Lessor and Lessee have agreed to amend the Lease as set forth herein.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Lessor and Lessee agree as follows:

            1. Article One of the Lease, as amended, is hereby amended by deleting the first two sentences of the first paragraph and substituting in place thereof the following:

            Until termination of the Lease and all extensions and renewals thereof, Lessee agrees to pay to the Lessor a royalty on all coal mined from the leased premises during the preceding calendar quarter, which shall be determined by multiplying the gross sales proceeds, FOB mine, of such coal, without deductions, by 3.5%.

            2. Article Two of the Lease, as amended, is hereby amended by adding the following paragraph to the end of such Article:

                  Notwithstanding anything in this Lease, as amended, to the contrary, all minimum rentals or royalties paid by Lessee to Lessor after the date of this Amendment shall be allocated for purposes of recoupment by Lessee to the Pocahontas No. 3 seam.

            3. Article Two of the Lease, as amended, is hereby amended by inserting the following paragraph after the paragraph beginning "[a]ll said minimum rental or royalty shall be paid . . . " and before the paragraph beginning "[i]n the event the tonnage royalty for any year . . . ":

                  Notwithstanding anything in this Lease, as amended, to the contrary, Lessor and Lessee hereby expressly agree that beginning on January 1, 1995, and until termination of the Lease, as amended, and all extensions and renewals thereof, Lessee shall be entitled to apply all tonnage royalties paid by it in any calendar quarter under Article One against any minimum rental or royalty due for such calendar quarter, regardless of the seam of coal. In the event the tonnage royalty paid by Lessee under Article One for any calendar quarter exceeds the minimum rental or royalty for such calendar quarter, Lessee may apply such excess tonnage royalty against any minimum rental or royalty due in any subsequent calendar quarter in that year.

            4. The paragraph in Article Two of the Lease, as amended, beginning "[i]n the event the tonnage royalty for any year . . . " is hereby amended in full as follows:

                  In the event the tonnage royalty paid under Article One for any year during the term of this Lease is less than the minimum rental or royalty paid under Article Two for such year (the "Deficiency"), Lessee shall have the right during any succeeding year or years of the term hereof to mine and remove sufficient coal over and above the minimum rental or royalty requirement for such succeeding year or years to fully recoup, at the rate of 75%, the Deficiency of said preceding year or years. In the event the minimum rentals or royalties paid hereunder with respect to a particular seam are fully recouped, Lessee shall be entitled to fully recoup any minimum rental or royalty paid under the Lease on other seams at the rate of 25%.

            4. The Lease is hereby amended by adding a new Article Twenty-Four thereto, which Article shall read in its entirety as follows:

                  ARTICLE TWENTY-FOUR: Lessee shall have the right to dispose of coal combustion by-products ("ash") from any source on any area on the Leased Premises that is currently permitted for refuse disposal. On or before the 25th day of the month following the end of each calendar quarter, Lessee shall pay Crab Orchard a sum equal to the total number of tons of ash disposed on the Leased Premises and any surface property owned by Lessee located within the external boundaries of the Leased Premises during the calendar quarter times the greater of: (i) three and a half cents ($0.035); or (ii) one-tenth of one percent (0.10%) of the average gross selling price per ton, FOB mine, for all "local coal" sold by Lessee during said calendar quarter. For purposes of this paragraph, the term "local coal" shall mean coal mined by Lessee within Raleigh County, West Virginia. In the event Lessee has not sold any local coal in the same calendar quarter in which it disposes of ash, the average gross selling price per ton, FOB mine, for the most recent calendar quarter in which Lessee sold local coal shall be used for purposes of (ii) above. Lessee shall be entitled to a credit against the sum to be paid to Lessor hereunder by reducing the total number of tons of ash disposed on the Leased Premises and any surface property owned by Lessee located within the external boundaries of the Leased premises by an amount equal to the average percentage of ash content of all coal mined and sold by Lessee from the Leased Premises during the prior calendar quarter times the number of tons of such coal.

            5. Except as amended herein, the Lease shall remain in full force and effect as previously amended.

            IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized agents as of the day and year first above written.

                                         THE CRAB ORCHARD COAL AND LAND COMPANY

                                         By: /s/ Donald C. Pauley
                                             -----------------------------------
                                             Its President

                                         PINE VALLEY COAL COMPANY, INC.

                                         By: /s/ James A. Walls
                                             -----------------------------------
                                             Its Secretary

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, TO-WIT:

            The foregoing instrument was acknowledged before me this 7th day of November, 1994, by Donald C. Pauley, the President of CRAB ORCHARD COAL AND LAND COMPANY, on behalf of said corporation, as its duly authorized agent.

            My commission expires        August 30, 1999.

                                         /s/ Carolyn A. Carpenter
                                         ---------------------------------------
                                         Notary Public

[NOTARIAL SEAL]

STATE OF WEST VIRGINIA

COUNTY OF _______________, TO-WIT:

            The foregoing instrument was acknowledged before me this ____ day of October, 1994, by James A. Walls, the Secretary of PINE VALLEY COAL COMPANY, INC., on behalf of said corporation, as its duly authorized agent.

            My commission expires        July 21, 2003

                                         /s/ Peggy A. Layman
                                         ---------------------------------------
                                         Notary Public

[NOTARIAL SEAL]